ARTICLES OF AMENDMENT Stock(for profit)                          Exhibit (a)(19)

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Joan Ohlbaum Swirsky, Esquire            <- Please indicate where you would like
DRINKER BIDDLE & REATH LLP               the acknowledgement copy of the filed
PNB Building, 11th Floor                 document sent. Please include complete
1345 Chestnut Street                     name and mailing address.
Philadelphia, PA  19107

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Your phone number during the day:  (215) 988-2601
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INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)
------------

      Submit one original and one exact copy to Department of Financial Institutions, Division of Corporate and Consumer Services, P.O. Box 7846, Madison, Wisconsin, 53707-7846. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., Madison, WI 53703). The original must include an original manual signature (sec. 180.0120(3)(c), Wis. Stats). If you have any additional questions, please call the Corporations Division at 608-261-9555.

A. State the name of the corporation (before any changes effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g.) "RESOLVED, THAT, Article 1 of the Articles of
Incorporation is hereby amended to read as follows.... etc.").

      If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark one of the three choices to indicate the method of adoption of the amendment(s).

      By Board of Directors - Refer to sec. 180.1002 Wis. Stats. for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

      By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec.
180.1003 Wis. Stats. for specific information.

      By Incorporators or Board of Directors - Before issuance of shares - See sec. 180.1005 Wis. Stats. for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer (or incorporator if directors have not been elected) of the corporation or the fiduciary if the corporation is in the hands of a receiver, trustee, or other court appointed fiduciary. At least one copy must bear an original manual signature.

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D.    If the document is executed in Wisconsin, sec. 14.38(14) Wis. Stats.
provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner. If document is NOT drafted in Wisconsin, please so state.


FILING FEES
-----------

      Submit the document with a minimum filing fee of $40.00, payable to SECRETARY OF STATE. If the amendment causes an increase in the number of authorized shares, provide an additional fee of 1 cent for each new authorized share. When the document has been filed, an acknowledgement copy stamped "FILED" will be sent to the address indicated above.

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                             ARTICLES OF AMENDMENT
                              STOCK (FOR PROFIT)

A.    Name of Corporation:   Firstar Funds, Inc.
                          ----------------------------------------------
                        (prior to any change effected by this amendment)
                         --------

     Text of Amendment (Refer to the existing articles of incorporation and instruction A. Determine those items to change and set forth below the number identifying the paragraph being changed and how the amended paragraph is to read.)

          RESOLVED, THAT, the articles of incorporation be amended as follows:

                              SEE ATTACHED

      The effective date of these Articles of Amendment shall be February 24, 1999.

B.    Amendment(s) adopted on         , 2000          (Directors)
                              ------------------------------------
                                                      (date)

     Indicate the method of adoption by checking the appropriate choice below:

      ( X ) In accordance with sec. 180.1002, Wis. Stats. (By the Board of
            Directors)

   OR

      (   ) In accordance with sec. 180.1003, Wis. Stats. (By the Board of
            Directors and Shareholders)
   OR

      (   ) In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or
            Board of Directors, before issuance of shares)

C.    Executed on behalf of the
      corporation on                                       , 2000
                                           --------------------------
                                                      (date)

                                          ---------------------------
                                                    (signature)


                                          Bruce R. Laning
                                          ---------------------------
                                                  (printed name)


                                          President
                                          ---------------------------
                                                  (officer's title)


D.   This document was drafted by   Joan Ohlbaum Swirsky, Esquire
                                  --------------------------------------------
                                          (name of individual required by law)


                             FILING FEE - $40.00 OR MORE
        SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

                     AMENDMENT TO ARTICLES OF INCORPORATION
                ADOPTED BY BOARD OF DIRECTORS ON           , 2000
               --------------------------------------------------


     WHEREAS, Article V of the Articles of Incorporation of the Corporation provides that the aggregate number of shares which the Corporation shall have authority to issue is one-hundred and fifty billion (150,000,000,000) shares of Common Stock, which shall be divided into thirty (30) classes designated as Classes 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20,
21, 22, 23, 24, 25, 26, 27, 28, 29 and 30, respectively (each, a "Class" and collectively, the "Classes") and shall be designated as "Common Stock," and that the par value of the shares of each of the Corporation's Classes of Common Stock shall be $.0001 per share; and

     WHEREAS, Article V of said Articles of Incorporation currently provides that twenty-four (24) Classes of Common Stock of the Corporation are divided into three series designated as Institutional Series, Series A and Series B; and

     WHEREAS, Article V of said Articles of Incorporation provides that the Board of Directors of the Corporation may from time to time create one or more additional series of shares in any or all of its thirty (30) Classes of Common Stock and determine the number of shares of such series and the designations, preferences, limitations and relative rights thereof, and may amend these Articles of Incorporation to provide for such additional series, without shareholder action, to the extent permitted by the Wisconsin Business Corporation Law; and

     WHEREAS, the Board of Directors of the Corporation have determined to create an additional series designated as Series Y in Classes 6 through 24 of the twenty-four (24) Classes of Common Stock of the Corporation as identified below;

     NOW, THEREFORE, BE IT RESOLVED that the Articles of Incorporation of the Corporation shall be amended to include the following provisions relating to Series Y shares of the Corporation:

     A. The Common Stock of the following Classes shall be divided into a third series designated as Series Y and shall consist of the number of shares set forth next to its designation in the table below:

            Class and Series                        Shares
            ----------------                        ------

                 6-Y                             500,000,000
                 7-Y                             500,000,000
                 8-Y                             500,000,000
                 9-Y                             500,000,000
                 10-Y                            500,000,000
                 11-Y                            500,000,000
                 12-Y                            500,000,000
                 13-Y                            500,000,000
                 14-Y                            500,000,000

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            Class and Series                        Shares
            ----------------                        ------

                 15-Y                            500,000,000
                 16-Y                             50,000,000
                 17-Y                            100,000,000
                 18-Y                            100,000,000
                 19-Y                            100,000,000
                 20-Y                            100,000,000
                 21-Y                            100,000,000
                 22-Y                            100,000,000
                 23-Y                            100,000,000
                 24-Y                            100,000,000

     B.   Series Y shares of Classes 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17,
18, 19, 20, 21, 22, 23, 23, 24, 25, 26, 27, 28, 29 and 30 Common Stock of the
Corporation, whether now or hereafter created, shall, unless altered or revoked as provided in Article V of the Articles of Incorporation of the Corporation, have the following preferences, limitations and relative rights:

          (1) Assets Belonging to a Class. Consideration that is received by the Corporation for the issue or sale of shares of any Class of the Corporation's Common Stock (a) shall not be commingled with the consideration that is received by the Corporation for the issue or sale of shares of any other Class of Common Stock; and (b) together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any such funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation not belonging to a particular Class of Common Stock of the Corporation which the Board of Directors may, in their sole discretion, allocate to a Class, shall irrevocably belong to the Class of the Corporation's Common Stock with respect to which such assets, payments or funds were received or allocated for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets and the income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such Class. Shareholders of a Class of Common Stock of the Corporation shall have no right, title or interest in or to the assets belonging to any Class of Common Stock with a different numerical designation. Each Series of a Class of the Corporation's Common Stock shall share equally, based on relative net asset value or such other basis prescribed by the Securities and Exchange Commission, with all Series of such Class in the assets belonging to such Class.

          (2) Liabilities Belonging to a Class. The assets belonging to any Class of the Corporation's Common Stock shall be charged with the direct liabilities in respect of such Class and shall also be charged with such Class's proportionate share of the general liabilities of the Corporation as determined by comparing the assets belonging to such Class with the aggregate assets of the Corporation, provided that the Board of Directors may, in their discretion, direct that any one or more general liabilities of the Corporation be allocated to the respective Classes of its Common Stock on a different basis. The liabilities so charged to a Class of Common Stock are herein referred to as "liabilities belonging to" such Class. Except as provided in the next sentence or otherwise required or permitted by applicable law or any rule or order of the

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Securities and Exchange Commission, each Series of a Class of the Corporation's
Common Stock shall bear a pro rata portion, based on relative net asset value or such other method prescribed by the Securities and Exchange Commission, of the "liabilities belonging to" such Class. To the extent permitted by rule or order of the Securities and Exchange Commission, the Board of Directors may allocate all or a portion of any expenses, costs, charges and reserves to any one or more Series of the Corporation's Common Stock as follows:

               (a) A Series with respect to which agreements are entered into by or on behalf of the Corporation pursuant to which institutions agree to provide distribution, administrative or other services with respect to beneficial owners of shares of that Series but not with respect to beneficial owners of shares of other Series of the same Class shall bear the expenses and liabilities relating to such agreements, as well as any other expenses directly attributable to such Series which the Board of Directors determine should be borne solely by such Series; and

               (b) A Series shall not be required to bear the expenses and liabilities relating to any agreement described in clause (a) above pursuant to which an institution agrees to provide services with respect to beneficial owners of shares of other Series of the same Class but not to beneficial owners of shares of that Series, or any other expenses directly attributable to one or more other Series of shares which the Board of Directors determine should be borne solely by such other Series.

          (3) Dividends and Distributions. Shares of each Series of a Class of the Corporation's Common Stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in their sole discretion, with respect to such Series; provided, however, that such dividends and distributions shall be paid only out of the lawfully available "assets belonging to" the Class of which such Series is part as such phrase is defined in Section (B)(1) of this Article V.

          (4) Liquidation Dividends and Distributions. In the event of the liquidation or dissolution of the Corporation, the shareholders of each Series of a Class of the Corporation's Common Stock shall be entitled to receive, as a Series, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular Class of Common Stock, the excess of the assets belonging to such Class of Common Stock that are allocated to such Series in accordance with Section (B)(1) of this Article V over the liabilities belonging to that Class that are allocated to that Series in accordance with Section (B)(2) of this Article V, and the assets so distributable to the shareholders of any particular Series shall be distributed among such shareholders in proportion to the number of shares of such Series held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular Class of the Corporation's Common Stock and available for distribution, the shareholders of a Class of Common Stock shall be entitled to receive a portion of such general assets determined by comparing the assets belonging to such Class with the aggregate assets of the Corporation; the shareholders of each Series of such Class shall be entitled to receive, as a Series, the portion of such assets that are allocated such Series in accordance with Section (B)(1) of this Article V; and the assets so distributable to the shareholders of any particular Series shall be distributed among such shareholders in proportion to the number of shares of such Series held by them and recorded on the books of the Corporation.

          (5) Voting Rights. Shareholders of each Class of the Corporation's Common Stock shall be entitled to one (1) vote for each full share, and a fractional vote for each fractional share, of such Class then standing in his or her name on the books of the Corporation. On any matter submitted to a vote of shareholders, shares of all Classes that are then issued and outstanding and entitled to vote shall be voted in the aggregate and not by Class except: (a) as otherwise required by applicable law or permitted by the Board of Directors, or (b) when the matter, as conclusively determined by the Board of Directors, affects only the interests of the shareholders of a particular Class or Classes (in which case only shareholders of the affected Class or Classes shall be entitled to vote thereon). Each share of a Series of a Class shall vote together in the aggregate with all other Shares of the same Class and not by Series on all matters submitted to a vote of the shareholders of the Class, except that:

                  (x) on any matter that pertains to the agreements or expenses and liabilities described in subsection (B)(2)(a) of this Article V (or to any plan or other document adopted by the Corporation relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, only the particular Series specified therein shall be entitled to vote, except that: (i) if said matter affects shares in the Corporation other than such Series, such other affected shares in the Corporation shall also be entitled to vote, and in such case the particular Series of shares so specified shall be voted in the aggregate together with such other affected shares and not by individual Series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and
(ii) if said matter does not affect the particular Series of shares specified therein, said Series of shares shall not be entitled to vote (except where required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares in the Corporation other than shares of such Series; and

                  (y) on any matter that pertains to the agreements or expenses and liabilities described in subsection B(2)(b) of this Article V (or any plan or other document adopted by the Corporation relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, the particular Series of shares specified therein shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Directors of the Corporation, and except that if said matter affects such Series of shares, such Series of shares shall be entitled to vote, and in such case shall be voted in the aggregate together with all other shares in the Corporation voting on the matter and not by individual Series except where otherwise required by law or permitted by the Board of Directors.

          (6) Redemption of Shares. To the extent of the assets of the Corporation legally available for such redemptions, a shareholder of the Corporation shall have the right to require the Corporation to redeem his or her full and fractional shares of any Class of Common Stock out of the assets belonging to such Class at a redemption price established as provided below, subject to the right of the Corporation to suspend the right of redemption of shares or postpone the date of payment of such redemption price in accordance with the provisions of applicable law. The Board of Directors shall establish such rules and procedures as they deem appropriate for the redemption of shares, provided that all redemptions shall be in accordance with the Investment Company Act of 1940 and the Wisconsin Business Corporation Law. Without limiting the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares of any Class and Series of Common Stock owned by any holder thereof: (a) in connection with the termination of any Class of the Corporation's

Common Stock as provided hereunder; (b) if the value of such shares in the account maintained by the Corporation or its transfer agent for any Series is less than One Thousand Dollars ($1,000) provided that the Corporation shall provide a shareholder with written notice at least sixty (60) days prior to effecting such a redemption of shares as a result of not satisfying such requirement; (c) to reimburse the Corporation for any loss it has sustained by reason of the failure of such shareholder to make full payment for shares of the Corporation's Common Stock purchased by such shareholder; (d) to collect any charge relating to a transaction effected for the benefit of such shareholder which is applicable to shares of the Corporation's Common Stock as provided in the prospectus relating to such shares; or (e) if the net income with respect to any Class or Series of Common Stock should be negative or it should otherwise be appropriate to carry out the Corporation's responsibilities under the Investment Company Act of 1940, in each case subject to such further terms and conditions as the Board of Directors may from time to time establish. The redemption price of shares of any Class or Series of the Corporation's Common Stock shall, except as otherwise provided in this section, be the net asset value thereof as determined by the Board of Directors from time to time in accordance with the provisions of applicable law and these Articles of Incorporation, less such sales load, redemption fee or other charge, if any, as may be fixed by the Board of Directors. When the net income of any Class or Series of Common Stock with respect to which the Board of Directors have, in their discretion, established a policy of maintaining a constant net asset value per share is negative or whenever deemed appropriate by the Board of Directors in order to carry out the Corporation's responsibilities under the Investment Company Act of 1940, the Corporation may, without payment of compensation but in consideration of the interests of the Corporation and the holders of shares of such Class or Series in maintaining a constant net asset value per share of such Class or Series, redeem pro rata from each holder of record of such Class or Series on such day, such number of full and fractional shares of such Class or Series as may be necessary to reduce the aggregate number of outstanding shares in order to permit the net asset value thereof to remain constant. Payment of the redemption price, if any, shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment in the assets belonging or allocable to the Class redemption of which is being sought, the value of which shall be determined as provided herein. Any shares of a Class of the Corporation's Common Stock that are redeemed by the Corporation shall be deemed to be cancelled and returned to the status of authorized but unissued shares of the particular Class and Series involved and, unless otherwise determined by the Board of Directors of the Corporation, may be reissued from time to time in the same manner and to the same extent as other authorized, unissued shares of the same Class and Series.

          (7) Termination of Classes. Without the vote of the shares of any Class or Series of the Corporation's Common Stock then outstanding (unless otherwise required by applicable law), the Corporation may, if so determined by the Board of Directors:

               (a) Sell and convey the assets belonging to any Class of Common Stock to another trust or corporation that is a management investment company (as defined in the Investment Company Act of 1940) and is organized under the laws of any jurisdiction within the United States for consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to such Class and which may include securities issued by such trust or corporation. Following such sale and conveyance, and after making provision for the payment of any liabilities belonging to such Class of Common Stock that are not assumed by the purchaser of the assets belonging to such Class, the corporation may, at its option, redeem all outstanding shares of such Class at their net asset value as determined by the Board of Directors in accordance with the provisions of applicable law and these Articles of Incorporation, less such redemption fee, sales load or other charge, if any, as may be fixed by the Board of Directors. Notwithstanding any other provision of these Articles of Incorporation to the contrary, the redemption price may be paid in cash or by distribution of the securities or other consideration received by the Corporation for the assets belonging to such Class of Common Stock upon such conditions as the Board of Directors deem, in their sole discretion, to be appropriate and consistent with applicable law and these Articles of Incorporation;

               (b) Sell and convert the assets belonging to a Class of Common Stock into money and, after making provision for the payment of all obligations, taxes and other liabilities, accrued or contingent, belonging to such Class, the Corporation may, at its option, (i) redeem all outstanding shares of such Class at their net asset value as determined by the Board of Directors in accordance with the provisions of applicable law and these Articles of Incorporation, less such redemption fee, sales load or other charge, if any, as may be fixed by the Board of Directors upon such conditions as the Board of Directors deem, in their sole discretion, to be appropriate and consistent with applicable law and these Articles of Incorporation; or combine the assets belonging to such Class following such sale and conversion with the assets belonging to any one or more other Classes of Common Stock of the Corporation pursuant to and in accordance with Section (B)(7)(c) of this Article V; or

               (c) Combine the assets belonging to a Class of Common Stock with the assets belonging to any one or more other Classes of Common Stock of the Corporation if the Board of Directors reasonably determines that such combination will not have a material adverse effect on the shareholders of any Class of Common Stock of the Corporation participating in such combination. In connection with any such combination of assets, the shares of any Class of Common Stock (and any Series therein) then outstanding may, if so determined by the Board of Directors, be converted into shares of any other Class or Classes of Common Stock of the Corporation (and any Series therein) with respect to which conversion is permitted by applicable law, or may be redeemed, at the option of the Corporation, at their net asset value as determined by the Board of Directors in accordance with the provisions of applicable law and these Articles of Incorporation, less such redemption fee, sales load or other charge, or conversion cost, if any, as may be fixed by the Board of Directors upon such conditions as the Board of Directors deem, in their sole discretion, to be appropriate and consistent with applicable law and these Articles of Incorporation. Notwithstanding any other provision of these Articles of Incorporation to the contrary, any redemption price, or part thereof, paid pursuant to this Section (B)(7)(c) may be paid in shares of one or more other Class or Classes of Common Stock of the Corporation (and any one or more Series thereof) participating in such combination.

          (8) Conversion Rights. The Board of Directors shall have the authority to provide from time to time that the holders of shares of any Series of any Class of the Corporation's Common Stock shall have the right to convert or exchange said shares for or into shares of one or more other Series of the same or another Class in accordance with such requirements and procedures as may be established from time to time by the Board of Directors.

          (9) No Preemptive Rights. No holder of shares of any Class or Series of the Corporation's Common Stock shall, as such holder, have any preemptive or other right to purchase, subscribe for or otherwise acquire any shares of any Class of Common Stock of the Corporation, or any Series thereof, or any securities of the Corporation convertible into such shares or carrying a right to subscribe to or acquire such shares (whether such shares or securities are now or hereafter authorized or are acquired by the Corporation after the issuance thereof), other than such right, if any, as the Board of Directors, in their discretion, may determine.


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